Exhibit 10.22(m)

This document is intended to be

recorded in the Land Records

of Baltimore City, Maryland

THIS DOCUMENT WAS PREPARED BY,

AND AFTER RECORDING, RETURN TO:

Katten Muchin Rosenman LLP

525 W. Monroe

Chicago, Illinois 60661

Attention: Claudia Duncan, Esq.

(prepared under supervision of Pat Clancy, Esq.)

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING

made by

FLEISCHMANN’S VINEGAR COMPANY, INC., a Delaware corporation, as Grantor,

to

MARANON CAPITAL, L.P., a Delaware limited partnership,

as Agent for the Lenders described herein,

as the Beneficiary

Maximum Principal Amount Secured: $867,900.00

Dated: As of December 19, 2016

Property Address: 1900 Brand Avenue, Baltimore, Maryland 21209

2

DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING

THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (this “Deed of Trust”), is dated as of December 19, 2016, by FLEISCHMANN’S VINEGAR COMPANY, INC., a Delaware corporation (“Grantor”), whose address for notice hereunder is 12604 Hiddencreek Way, Suite A, Cerritos, California 90703, Attention: Chief Financial Officer,  to LAWYERS TITLE REALTY SERVICES, INC., a Virginia corporation (the “Trustee”), whose address is 7130 Glen Forest Drive, Suite 403, Richmond, VA  23226, for the benefit of MARANON CAPITAL, L.P., a Delaware limited partnership (“Maranon”), in its capacity as agent on behalf of the Lenders (as defined below; Maranon acting in such capacity, together with any successors or assigns in such capacity, is referred to herein as “Beneficiary” or “Agent”), whose address for notices is 303 West Madison Street, Suite 2500, Chicago, Illinois 60606, Attention: Chief Financial Officer.

RECITALS:

A.       Subject to the terms and conditions of that certain Credit Agreement dated as of October 3, 2016 (as  amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Grantor and certain affiliates of Grantor,  as borrowers (collectively, “Borrowers”), and Maranon,  as agent for certain financial institutions, funds and other investors who are or hereafter become parties to such Credit Agreement from time to time as lenders (such lender parties are, collectively, the “Lenders”), Lenders have agreed to make available to Borrowers certain loans, including a revolving credit facility (including a letter of credit sub facility) in a principal amount not to exceed $15,000,000.00 at any time outstanding (as such amount may be adjusted, if at all, from time to time in accordance with the Credit Agreement) (collectively, the “Revolving Loans”) and a term loan facility in the original principal amount of $130,000,000.00 (the “Term Loans”; the Term Loans and the Revolving Loans are, together, the “Loans”).  All capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Credit Agreement.   The Revolving Loans are evidenced by the Credit Agreement and may be further evidenced by certain Revolving Notes made by Borrowers (which notes, together with all notes issued in substitution or exchange therefor and all amendments thereto, are hereinafter referred to as the “Revolving Notes”), and the Term Loans are evidenced by the Credit Agreement and may be evidenced by certain Term Notes made by Borrowers (which notes, together with all notes issued in substitution or exchange therefor and all amendments thereto, are hereinafter referred to as the “Term Notes”; the Revolving Notes and the Term Notes, collectively with all notes issued in substitution or exchange therefor and all amendments thereto, are referred to as the “Notes”).  The Credit Agreement and Notes provide for certain payments as set forth therein and in the Credit Agreement with the balances thereof due and payable at such times and in such amounts specified in the Credit Agreement and in no event later than October 3, 2022 (such final outside maturity date of all Loans pursuant to the Credit Agreement is referred to herein as the “Maturity Date”).  EACH NOTE PROVIDES FOR A VARIABLE RATE OF INTEREST WHICH VARIES WITH CHANGES IN THE BASE RATE OR THE LIBOR RATE IN ACCORDANCE WITH THE PROVISIONS OF SUCH NOTE AND THE CREDIT AGREEMENT.  Notwithstanding anything set forth in the Credit Agreement or the other Loan Documents, THE MAXIMUM

PRINCIPAL AMOUNT SECURED BY THIS DEED OF TRUST IS EIGHT HUNDRED SIXTY-SEVEN THOUSAND NINE HUNDRED AND NO/100 DOLLARS ($867,900.00);

B.       As a Borrower, Grantor will directly benefit from Lenders making the Loans to Borrowers and the provision of extensions of credit and other accommodations provided for in the Credit Agreement, and has therefore agreed to execute and deliver this Deed of Trust to Agent upon the terms and conditions set forth herein to secure the prompt payment and performance of all Obligations of Borrowers, subject to the terms and conditions set forth in the Credit Agreement..

AGREEMENT

NOW, THEREFORE, for the premises considered, Grantor covenants and agrees with Beneficiary and Trustee as follows:

ARTICLE 1

DEFINITIONS

Section 1.1   Definitions.  As used herein, the following terms shall have the following meanings:

“Default Rate” means the rate of interest set forth in Section 1.2(d) of the Credit Agreement.

“Mortgaged Property” means (1) the real property described in Exhibit A attached hereto and made a part hereof (the “Land”), (2) all buildings, structures and other improvements, now or at any time situated, placed or constructed upon the Land (the “Improvements”), (3) all materials, supplies, appliances, equipment (as such term is defined in the UCC), fixtures, apparatus and other items of personal property now owned or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”), (4) all goods, inventory, accounts, general intangibles, software, investment property, instruments, letters of credit, letter-of-credit rights, deposit accounts, documents, chattel paper and supporting obligations, as each such term is presently or hereafter defined in the UCC, and all other personal property of any kind or character, now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Land and Improvements or which may be used in or relating to the planning, development, financing or operation of the Mortgaged Property, including, without limitation, furniture, furnishings, equipment, machinery, money, insurance proceeds, accounts, contract rights, software, trademarks, goodwill, promissory notes, electronic and tangible chattel paper, payment intangibles, documents, trade names, licenses and/or franchise agreements, rights of Grantor under leases of Fixtures or other personal property or equipment, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Grantor with any governmental authorities, boards, corporations, providers of utility services, public or private, including specifically, but without limitation, all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, and commercial tort claims arising from the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Mortgaged Property (the “Personalty”), (5) all reserves, escrows or impounds required under the Credit Agreement and all deposit accounts (including accounts holding security deposits) maintained by Grantor with respect to the Mortgaged Property, (6) all plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements, and all amendments and modifications thereof (the “Plans”), (7) all leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the “Leases”), (8) all of the rents, revenues, income, proceeds, profits, security and other types of deposits, lease cancellation payments and other benefits paid or payable by parties to the Leases other than Grantor for using, leasing, licensing, possessing, operating from, residing in, selling, terminating the occupancy of or otherwise enjoying the Mortgaged Property (the “Rents”), (9) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, permits, licenses, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Mortgaged Property (the “Property Agreements”), (10) all rights, privileges, tenements, hereditaments, rights‑of‑way, easements, appendages and appurtenances appertaining to the foregoing, and all right, title and interest, if any, of Grantor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, (11) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof, (12) all insurance policies (regardless of whether required by Beneficiary), unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor, (13) all mineral, water, oil and gas rights relating to all or any part of the Mortgaged Property, (14) any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty and (15) all improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property, hereafter acquired by, or released to, Grantor or constructed, assembled or placed by Grantor on the Land, and all conversions of the security constituted thereby (the “After Acquired Property Interests”).  As used in this Deed of Trust, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein, wherever located.

“Secured Obligations” means

(i)        the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations, including without limitation, all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of Grantor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding),  fees, costs and indemnities) of Grantor to the Lenders, whether now existing or hereafter incurred under, arising out of, or in connection with, each Loan Document, if any, to which Grantor is a party (regardless of whether each such Loan Document is now in existence or hereafter arising) and the due performance and compliance by Grantor with all of the terms, conditions and agreements contained in each such Loan Document;

(ii)       any and all sums advanced by the Agent in order to preserve the Mortgaged Property or preserve its lien and security interest in the Mortgaged Property;

(iii)      in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of Grantor referred to in clause (i) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Mortgaged Property, or of any exercise by the Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs;

(iv)       all amounts paid by any Indemnitee (as hereinafter defined) as to which such Indemnitee has the right to reimbursement under Section 8.16 of this Deed of Trust; and

(v)        all amounts owing to the Agent pursuant to any of the Loan Documents in its capacity as such;

it being acknowledged and agreed that the “Secured Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Deed of Trust or extended from time to time after the date of this Deed of Trust.

“UCC”  means the Uniform Commercial Code as enacted and in effect in the state where the Land is located (and as it may from time to time be amended); provided that, to the extent that the UCC is used to define any term herein or in any other Loan Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; provided further,  however, that if, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, any security interest herein granted is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the state where the Land is located, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for the purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

ARTICLE 2

GRANT

Section 2.1   Grant.  To secure the full and timely payment and performance of the Secured Obligations, Grantor hereby irrevocably GIVES, GRANTS, WARRANTS, BARGAINS, SELLS, ASSIGNS and CONVEYS to Trustee for the benefit of Beneficiary the Mortgaged Property, subject, however, to the Permitted Encumbrances, TO HAVE AND TO HOLD, IN TRUST, WITH THE POWER OF SALE, and right of entry and possession, under and subject to the terms and conditions hereof, for the benefit and security of Beneficiary, on behalf of itself and the Lenders,  and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Trustee for and on behalf of Beneficiary.

ARTICLE 3

WARRANTIES, REPRESENTATIONS AND COVENANTS

Grantor warrants, represents and covenants to Beneficiary as follows:

Section 3.1   Title to Mortgaged Property and Lien of This Instrument.  Grantor has good and marketable title to the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Encumbrances, and has rights and the power to transfer each item of the Mortgaged Property.  This Deed of Trust creates valid, enforceable first priority liens and security interests against the Mortgaged Property.

Section 3.2   First Lien Status.  Grantor shall preserve and protect the first lien and security interest status of this Deed of Trust and the other Loan Documents.  If any lien or security interest other than the Permitted Encumbrances is asserted against the Mortgaged Property, Grantor shall promptly, and at its expense, (a) give Beneficiary a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement.

Section 3.3   Payment and Performance.  Grantor shall pay the Secured Obligations when due under the Loan Documents and shall perform the Secured Obligations in full when they are required to be performed.

Section 3.4   Replacement of Fixtures and Personalty.   Except as permitted by the Credit Agreement, Grantor shall not, without the prior written consent of Beneficiary, permit any of the Fixtures, Personalty or any equipment necessary for Grantor’s operations to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Grantor subject to the liens and security interests of this Deed of Trust and the other Loan Documents, and free and clear of any other lien or security interest except such as may be first approved in writing by Beneficiary.  Grantor shall not incorporate into the Mortgaged Property any item of personalty, fixtures or other property that is not owned by Grantor free and clear of all liens or security interests except the liens and security interests in favor of Beneficiary created by the Loan Documents.

Section 3.5   Maintenance of Rights of Way, Easements and Licenses.  Grantor shall maintain all rights of way, easements, grants, privileges, licenses, certificates, permits, entitlements, and franchises necessary for the use of the Mortgaged Property and will not, without the prior consent of Beneficiary, consent to any public restriction (including any zoning ordinance) or private restriction as to the use of the Mortgaged Property.  Grantor shall comply with all restrictive covenants affecting the Mortgaged Property, and all zoning ordinances and other public or private restrictions as to the use of the Mortgaged Property.  Grantor shall not demolish any Improvements or alter them in any manner that substantially decreases the value thereof.

Section 3.6   Inspection.  Grantor shall permit Trustee, Beneficiary, and their agents, representatives and employees, upon reasonable prior notice to Grantor, to inspect the Mortgaged Property and conduct such environmental and engineering studies as Beneficiary may require, provided that such inspections and studies will be conducted during normal business hours and shall not materially interfere with the use and operation of the Mortgaged Property.

Section 3.7   Other Covenants.  All of the covenants in the Credit Agreement are incorporated herein by reference and, together with covenants in this Article 3, shall be covenants running with the land.

Section 3.8   Condemnation Awards and Insurance Proceeds.

(a)       Condemnation Awards.  All awards and compensation for any condemnation or other taking, or any purchase in lieu thereof shall be subject to the terms and conditions set forth in the Credit Agreement.

(b)       Insurance Proceeds.  All proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property shall be payable to such parties and in such manner as set forth in the Credit Agreement.

Section 3.9   Insurance.  Grantor shall maintain or cause to be maintained, insurance with respect to the Mortgaged Property in accordance the Credit Agreement, provided, however, that Grantor shall not be required to obtain hazard insurance coverage against risks to improvements in an amount exceeding the replacement value of the improvements.   Grantor shall purchase a Federal Emergency Management Agency Standard Flood Hazard Determination Form for the Mortgaged Property, and if any portion of the Improvements is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then Grantor shall maintain, or cause to be maintained, flood insurance in an amount as required by law and reasonably satisfactory to Beneficiary and in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended from time to time.

Unless Grantor provides Beneficiary with evidence of the insurance coverage required hereunder and under the Credit Agreement, Beneficiary may purchase insurance at Grantor’s expense to protect Beneficiary’s interests in the collateral. This insurance may, but need not, protect Grantor’s interests. The coverage that Beneficiary purchases may not pay any claim that Grantor makes or any claim that is made against Grantor in connection with the collateral. Grantor may later cancel any insurance purchased by Beneficiary, but only after providing Beneficiary with evidence that Grantor has obtained insurance as required hereunder and under the Credit Agreement. If Beneficiary purchases insurance for the collateral, Grantor will be responsible for the costs of that insurance, including interest and any other charges Beneficiary may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the total outstanding balance, obligation or indebtedness secured by this Deed of Trust. The costs of the insurance may be more than the cost of insurance Grantor may be able to obtain on Grantor’s own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

Section 3.10   Transfer or Encumbrance of the Mortgaged Property.  Grantor shall not, except as and to the extent permitted in the Credit Agreement, sell, convey, alienate, mortgage, encumber, pledge, lease or otherwise transfer the Mortgaged Property or any part thereof, or permit the Mortgaged Property or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, pledged, leased or otherwise transferred.

Section 3.11   After Acquired Property Interests.  All After Acquired Property Interests, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further deed of trust, conveyance, assignment or other act by Grantor, shall become subject to the Lien of this Deed of Trust (as provided in the granting clauses hereof) as fully and completely, and with the same effect, as though owned by Grantor on the date hereof and specifically described in the granting clauses hereof.  Grantor shall execute and deliver to Beneficiary all such other assurances, deeds of trust, conveyances or assignments thereof as Beneficiary may reasonably require for the purpose of expressly and specifically subjecting such After Acquired Property Interests to the Lien of this Deed of Trust.  Grantor hereby irrevocably authorizes and appoints Beneficiary as the agent and attorney-in-fact of Grantor to, following the occurrence and during the continuance of an Event of Default, execute all such documents and instruments on behalf of Grantor, which appointment shall be irrevocable and coupled with an interest.

ARTICLE 4

DEFAULT AND FORECLOSURE

Section 4.1   Remedies.  Upon the occurrence and during the continuance of an Event of Default (as defined in the Credit Agreement), Beneficiary, as Agent for the benefit of the Lenders, may, at Beneficiary’s election and by or through Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

(a)       Acceleration.  Declare the Secured Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable.

(b)       Entry on Mortgaged Property.  Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto.  If Grantor remains in possession of the Mortgaged Property after an Event of Default and without Beneficiary’s prior written consent, Beneficiary may invoke any legal remedies to dispossess Grantor.

(c)       Operation of Mortgaged Property.  Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Trustee or Beneficiary in connection therewith in accordance with the provisions of Section 4.7.

(d)       Foreclosure and Sale.  Foreclose upon the Land, Improvements and Fixtures judicially or non-judicially, and sell or offer for sale the Mortgaged Property, in such portions, order and parcels as Beneficiary may determine, with or without having first taken possession of same, to the highest bidder, for cash, at public auction.  Such foreclosure, sale and notice thereof shall be made by accomplishing all or any of the aforesaid in such manner as permitted or required by the laws of the state in which the Land is located or by Article 9 of the UCC relating to the sale of collateral after default by a debtor (as such laws now exist or may be hereafter amended or succeeded), or by any other present or subsequent amendments or enactments relating to same.  If the Land is situated in more than one county, all required notices shall be given in each such county, and such notices shall designate the county in which the Mortgaged Property will be sold.  The affidavit of any person having knowledge of the facts to the effect that notice was properly given shall be prima facie evidence of such fact.  At any such sale (a) whether made under the power herein contained, the aforesaid laws of the state in which the Land is located, the UCC, any other requirement of applicable law or governmental regulation or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Trustee to have been physically present on, or to have constructive possession of, the Mortgaged Property (Grantor hereby covenanting and agreeing to deliver to Trustee any portion of the Mortgaged Property not actually or constructively possessed by Trustee immediately upon demand by Trustee), and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to the purchaser at such sale, (b) each instrument of conveyance executed by Trustee shall contain a warranty of title as allowed by the laws of the state in which the Land is located, binding upon Grantor, (c) each and every recital contained in any instrument of conveyance made by Trustee shall be prima facie evidence of the truth and accuracy of the matters recited therein, including, without limitation, non-payment of the Secured Obligations, advertisement and conduct of such sale in the manner provided therein and otherwise by law, and appointment of any successor Trustee hereunder, (d) any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed, (e) the receipt of Trustee or of such other party or officer making the sale shall be a sufficient discharge to the purchaser or purchasers for his or their purchase money, and no such purchaser or purchasers, or his or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof, (f) to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the Mortgaged Property sold, and such sale shall be a perpetual bar, both at law and in equity, against Grantor and against any and all other persons claiming or to claim the Mortgaged Property sold or any part thereof, by, through or under Grantor, and (g) to the extent and under such circumstances as are permitted by law, Beneficiary and any entity related by ownership or control to Beneficiary may be a purchaser at any such sale.

(e)       Receiver.  Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Secured Obligations, the appointment of a receiver of the Mortgaged Property, and Grantor irrevocably consents to such appointment.  Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.7.

(f)       Other.  Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity (including an action for specific performance of any covenant contained in the Loan Documents, or a judgment on the Loans either before, during or after any proceeding to enforce this Deed of Trust).

Section 4.2   Separate Sales.  Subject to the provisions of Section 4.1(d), the Mortgaged Property may be sold in one or more parcels and in such manner and order as Trustee, in its sole discretion, may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 4.3   Remedies Cumulative, Concurrent and Nonexclusive.  Beneficiary shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Credit Agreement and the other Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Beneficiary, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.  No action by Trustee or Beneficiary in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 4.4   Release of and Resort to Collateral.  Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Loan Documents or their stature as a first priority lien and security interest in and to the Mortgaged Property.  For payment of the Secured Obligations, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

Section 4.5   Waiver of Redemption, Notice and Marshalling of Assets.  To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of Beneficiary’s or Trustee’s election to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

Section 4.6   Discontinuance of Proceedings.  If Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary shall have the unqualified right to do so and, in such an event, Grantor and Beneficiary shall be restored to their former positions with respect to the Secured Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

Section 4.7   Application of Proceeds.  The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Beneficiary (or the receiver, if one is appointed) in accordance with, an in any order of priority set forth in, the Credit Agreement, or as otherwise permitted under the other Loan Documents or applicable law.

Section 4.8   Occupancy After Foreclosure.  The purchaser at any foreclosure sale pursuant to Section 4.1(d) shall become the legal owner of the Mortgaged Property.  All occupants of the Mortgaged Property shall, at the option of such purchaser, become tenants of the purchaser at the foreclosure sale and shall deliver possession thereof immediately to the purchaser upon demand.  It shall not be necessary for the purchaser at said sale to bring any action for possession of the Mortgaged Property other than the statutory action of forcible detainer in any justice court having jurisdiction over the Mortgaged Property.

Section 4.9   Additional Advances and Disbursements; Costs of Enforcement.

(a)       Upon the occurrence and during the continuance of an Event of Default, Beneficiary shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor.  All sums advanced and expenses incurred at any time by Beneficiary under this Section 4.9, or otherwise under this Deed of Trust or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the Default Rate or other applicable rate of interest pursuant to the Credit Agreement,  and shall be secured by this Deed of Trust.

(b)       Grantor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust and the other Loan Documents, or the enforcement, compromise or settlement of the Secured Obligations or any claim under this Deed of Trust and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Beneficiary in respect thereof, by litigation or otherwise.

Section 4.10   No Mortgagee in Possession.  Neither the enforcement of any of the remedies under this Article 4, the assignment of the Rents and Leases under Article 5, the security interests under Article 6, nor any other remedies afforded to Beneficiary under the Loan Documents, at law or in equity shall cause Beneficiary or Trustee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Beneficiary or Trustee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

ARTICLE 5

ASSIGNMENT OF RENTS AND LEASES

Section 5.1   Assignment.  Grantor hereby absolutely grants and assigns to Beneficiary the Leases and Rents.  Nevertheless, subject to the terms of this Section 5.1,  Beneficiary grants to Grantor a revocable license to operate and manage the Leases and Rents and to collect the Rents.  Upon the occurrence and during the continuance of an Event of Default, without need for notice or demand to Grantor, the license granted to Grantor herein shall automatically be revoked, and Beneficiary shall immediately be entitled to possession of all Leases and Rents, whether or not Beneficiary enters upon or takes control of the Leases and Rents.  Additionally, upon the occurrence and during the continuance of an Event of Default, Beneficiary shall be entitled to: (a) notify any person that the Leases have been assigned to Beneficiary and that all Rents are to be paid directly to Beneficiary, whether or not Beneficiary has commenced or completed foreclosure or taken possession of the Mortgaged Property; (b) settle, compromise, release, extend the time of payment of, and make allowances, adjustments and discounts of any Rents or other obligations under the Leases; (c) enforce payment of Rents and other rights under the Leases, prosecute any action or proceeding, and defend against any claim with respect to Rents and Leases; (d) enter upon, take possession of and operate the Mortgaged Property; (e) lease all or any part of the Mortgaged Property; and/or (f) perform any and all obligations of Grantor under the Leases and exercise any and all rights of Grantor therein contained to the full extent of Grantor’s rights and obligations thereunder, with or without the bringing of any action or the appointment of a receiver.  Grantor hereby irrevocably authorizes and directs each tenant under any Lease to rely upon any written notice of the existence of an Event of Default sent by Beneficiary to any such tenant, and thereafter to pay Rents to Beneficiary, without any obligation or right to inquire as to whether an Event of Default actually exists and even if some notice to the contrary is received from Grantor, who shall have no right or claim against any such tenant for any such Rents so paid to Beneficiary.

Section 5.2   No Merger of Estates.  So long as any part of the Secured Obligations remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Grantor,  Beneficiary, any lessee or any third party by purchase or otherwise.

ARTICLE 6

SECURITY AGREEMENT

Section 6.1   Security Interest.  This Deed of Trust constitutes a “Security Agreement” on personal property within the meaning of the UCC and other applicable law with respect to the Personalty, Fixtures, Plans, Leases, Rents, Property Agreements and all other Mortgaged Property which is personal property under the UCC.  To this end, Grantor grants to  Trustee and Beneficiary, for the benefit of the Agent and the Lenders, a security interest in the Personalty, Fixtures, Plans, Leases, Rents, Property Agreements and all other Mortgaged Property which is personal property to secure the payment and performance of the Secured Obligations and agrees that Beneficiary shall have all the rights and remedies of a secured party under the UCC with respect to such property.  Any notice of sale, disposition or other intended action by Beneficiary with respect to the Personalty, Fixtures, Plans, Leases, Rents, Property Agreements and other Mortgaged Property which is personal property sent to Grantor at least five (5) days prior to any action under the UCC shall constitute reasonable notice to Grantor.

Section 6.2   Financing Statements.  Grantor hereby irrevocably authorizes Beneficiary at any time and from time to file in any filing office in any UCC jurisdiction one or more financing or continuation statements and amendments thereto, relative to all or any part of the Mortgaged Property, without the signature of Grantor where permitted by law.  Grantor agrees to furnish Beneficiary, promptly upon request, with any information required by Beneficiary to complete such financing or continuation statements.  If Beneficiary has filed any initial financing statements or amendments in any UCC jurisdiction prior to the date hereof, Grantor ratifies and confirms its authorization of all such filings.  Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Beneficiary, and agrees that it will not do so without Beneficiary’s prior written consent, subject to Grantor’s rights under Section 9-509(d)(2) of the UCC.  Grantor shall execute and deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such additional financing statements and such further assurances as Beneficiary may, from time to time, reasonably consider necessary to create, perfect and preserve Beneficiary’s security interest hereunder and Beneficiary may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.

Section 6.3   Fixture Filing.  This Deed of Trust shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures.  Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Grantor) and Secured Party (Beneficiary) as set forth in the first paragraph of this Deed of Trust. The name of the record owner of the real property on which goods are or are to become fixtures FLEISCHMANN’S VINEGAR COMPANY, INC..  Grantor’s Delaware organizational identification number is 3559265.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.1   Certain Rights.  With the approval of Beneficiary, Trustee shall have the right to select, employ and consult with counsel.  Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine.  Trustee shall be entitled to reimbursement for actual, reasonable expenses incurred by him in the performance of his duties.  Grantor shall, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and indemnify, defend and save Trustee harmless against, all liability and reasonable expenses which may be incurred by him in the performance of his duties, including those arising from the joint, concurrent, or comparative negligence of Trustee; however, Grantor shall not be liable under such indemnification to the extent such liability or expenses result solely from

Trustee’s gross negligence or willful misconduct hereunder.  Grantor’s obligations under this Section 7.1 shall not be reduced or impaired by principles of comparative or contributory negligence.

Section 7.2   Retention of Money.  All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by him hereunder.

Section 7.3   Successor Trustees.  If Trustee or any successor Trustee shall die, resign or become disqualified from acting in the execution of this trust, or Beneficiary shall desire to appoint a substitute Trustee, Beneficiary shall have full power to appoint one or more substitute Trustees and, if preferred, several substitute Trustees in succession who shall succeed to all the estates, rights, powers and duties of Trustee.  Such appointment may be executed by any authorized agent of Beneficiary, and as so executed, such appointment shall be conclusively presumed to be executed with authority, valid and sufficient, without further proof of any action.

Section 7.4   Perfection of Appointment.  Should any deed, conveyance or instrument of any nature be required from Grantor by any successor Trustee to more fully and certainly vest in and confirm to such successor Trustee such estates, rights, powers and duties, then, upon request by such Trustee, all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Grantor.

Section 7.5   Trustee Liability.  In no event or circumstance shall Trustee or any substitute Trustee hereunder be personally liable under or as a result of this Deed of Trust, either as a result of any action by Trustee (or any substitute Trustee) in the exercise of the powers hereby granted or otherwise.

ARTICLE 8

MISCELLANEOUS

Section 8.1   Notices.  Any notice required or permitted to be given under this Deed of Trust shall be in writing and given in the manner set forth in the Credit Agreement.

Section 8.2   Covenants Running with the Land.  All Secured Obligations contained in this Deed of Trust are intended by Grantor, Beneficiary and Trustee to be, and shall be construed as, covenants running with the Mortgaged Property.  As used herein, “Grantor” shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Mortgaged Property (without in any way implying that Beneficiary has or will consent to any such conveyance or transfer of the Mortgaged Property).  All persons or entities who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary.

Section 8.3   Attorney-in-Fact.  Grantor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney‑in‑fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor, or any other notices that Beneficiary deems appropriate to protect Beneficiary’s interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Personalty, Fixtures, Plans and Property Agreements in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary’s security interests and rights in or to any of the collateral, and (d) while any Event of Default exists, to perform any obligation of Grantor hereunder; however:  (1) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (2)  any sums advanced by Beneficiary in such performance shall be added to and included in the Secured Obligations and shall bear interest at the Default Rate or other applicable rate of interest pursuant to the Credit Agreement; (3) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (4) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section.

Section 8.4   Successors and Assigns.  This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary and Grantor and their respective successors and assigns.  Grantor shall not, without the prior written consent of Beneficiary, assign any rights, duties or obligations hereunder.

Section 8.5   No Waiver.  Any failure by Trustee or Beneficiary to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Trustee or Beneficiary shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

Section 8.6   Subrogation.  To the extent proceeds of the Loans have been used to extinguish, extend or renew any indebtedness against the Mortgaged Property, then Beneficiary shall be subrogated to all of the rights, liens and interests existing against the Mortgaged Property and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Beneficiary.

Section 8.7   Conflicts.  If any conflict or inconsistency exists between this Deed of Trust and the Credit Agreement, the Credit Agreement shall govern.  If any conflict or inconsistency exists between this Deed of Trust and any of the Notes, the Notes shall govern.

Section 8.8   Release.   Upon payment in full and performance of all of the Secured Obligations, and otherwise in accordance with the terms, conditions and provisions set forth in Section 9.20 of the Credit Agreement, Beneficiary shall deliver to Grantor a written release or satisfaction of this Deed of Trust (without recourse and without representation and warranty).  Grantor shall pay Beneficiary’s reasonable costs incurred in connection with same.

Section 8.9   Waiver of Stay, Moratorium and Similar Rights.  Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the Secured Obligations or any agreement between Grantor and Beneficiary or any rights or remedies of Beneficiary.

Section 8.10  Obligations of Grantor, Joint and Several.  If more than one person or entity has executed this Deed of Trust as “Grantor,” the obligations of all such persons or entities hereunder shall be joint and several.

Section 8.11  Governing Law.  THE PROVISIONS OF THIS DEED OF TRUST REGARDING THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS HEREIN GRANTED SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE LAND IS LOCATED.  ALL OTHER PROVISIONS OF THIS DEED OF TRUST SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 8.12  Headings.  The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 8.13  Severability.  If any provision of this Deed of Trust shall be held by any court of competent jurisdiction to be unlawful, void or unenforceable for any reason, such provision shall be deemed severable from and shall in no way affect the enforceability and validity of the remaining provisions of this Deed of Trust.

Section 8.14  Counterparts.  This Deed of Trust may be executed in counterparts, all of which counterparts together shall constitute one and the same instrument (and original signature pages and notary pages from each counterpart may be assembled into one original document to be recorded).

Section 8.15  Entire Agreement.  This Deed of Trust and the other Loan Documents embody the entire agreement and understanding between Beneficiary and Grantor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

Section 8.16  Indemnity and Expenses

(a)       Grantor agrees to indemnify, reimburse and hold the Trustee, Beneficiary, each other Lender and their respective successors, assigns, employees, affiliates and agents (hereinafter in this Section 8.16 referred to individually as “Indemnitee,” and collectively as “Indemnitees”) harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements

(including reasonable attorneys’ fees and expenses) (for the purposes of this Section 8.16 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Deed of Trust or in any other way connected with the administration of the transactions contemplated hereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Mortgaged Property (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.16 for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision).  Grantor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, Grantor shall assume full responsibility for the defense thereof.  Each Indemnitee agrees to use its best efforts to promptly notify Grantor of any such assertion of which such Indemnitee has knowledge.

(b)       Without limiting the application of Section 8.16(a) hereof, Grantor agrees  to pay or reimburse the Beneficiary and the Trustee for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Beneficiary’s Liens on, and security interest in, the Mortgaged Property, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Mortgaged Property, premiums for insurance with respect to the Mortgaged Property and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Mortgaged Property and the Beneficiary’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Mortgaged Property.

(c)       Without limiting the application of Section 8.16(a) or 8.16(b) hereof, Grantor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by Grantor in this Deed of Trust or in any writing contemplated by or made or delivered pursuant to or in connection with this Deed of Trust.  If and to the extent that the obligations of Grantor under this Section 8.16 are unenforceable for any reason, Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

(d)       Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Mortgaged Property.  The indemnity obligations of Grantor contained in this Section 8.16 shall continue in full force and effect notwithstanding the full payment of all of the other Secured Obligations.

Section 8.17   Reduction of Secured Amount.  In the event that the maximum principal amount secured by this Deed of Trust is less than the aggregate Secured Obligations then the amount secured hereby shall be reduced only by the last and final sums that Grantor or any other Credit Party repays with respect to the Secured Obligations and shall not be reduced by any intervening repayments of the Secured Obligations.  So long as the balance of the Secured Obligations exceeds the amount secured hereby, any payments of the Secured Obligations shall not be deemed to be applied against, or to reduce, the portion of the Secured Obligations secured by this Deed of Trust.

Section 8.18   Future Advances.  This Deed of Trust is given to secure the Secured Obligations and shall secure not only presently existing Secured Obligations under the Loan Documents but also any and all other Secured Obligations which may hereafter be owing by Grantor to the Lenders under the Loan Documents, however incurred, whether interest, discount or otherwise, and whether the same shall be deferred, accrued or capitalized, including future advances and re-advances, pursuant to the Credit Agreement or the other Loan Documents, whether such advances are obligatory or to be made at the option of the Lenders, or otherwise, to the same extent as if such future advances were made on the date of the execution of this Deed of Trust.  The Lien of this Deed of Trust shall be valid as to all Secured Obligations secured hereby, including future advances, from the time of the original recording of the original Deed of Trust for record in the recorder’s office of the county in which the Mortgaged Property is located.  To the maximum extent permitted by law, this Deed of Trust is intended to and shall be valid and have priority over all subsequent Liens and encumbrances, including statutory Liens, excepting solely taxes and assessments levied on the real estate, to the extent of the maximum amount secured hereby, and Permitted Encumbrances related thereto.  Although this Deed of Trust is given to secure all future advances made by Beneficiary and the other Lenders to or for the benefit of Grantor or the Mortgaged Property, whether obligatory or optional, Grantor and Beneficiary hereby acknowledge and agree that Beneficiary and the other Lenders are obligated by the terms of the Loan Documents to make certain future advances, including advances of a revolving nature, subject to the fulfillment of the relevant conditions set forth in the Loan Documents.

Section 8.19   WAIVER OF JURY TRIAL.  TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, GRANTOR AND BENEFICIARY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS.  GRANTOR AND BENEFICIARY ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  GRANTOR AND BENEFICIARY EACH WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

Section 8.20   Local Law Provisions.  In the event of any conflict between the terms and provisions of any other sections or this Deed of Trust and this Section 8.20, the terms and provisions of this Section 8.20 shall govern and control.

(a)       All of the Beneficiary’s rights and remedies set forth herein shall be exercised in accordance with the Real Property Article of the Annotated Code of Maryland and Title 14 of the Maryland Rules, as amended and supplemented. A Trustee’s deed or assignment shall recite the facts showing that the sale was conducted in compliance with all the requirements of law and of this Deed of Trust, which recital will be prima facie evidence of such compliance and conclusive evidence thereof in favor of bona fide purchasers and encumbrancers for value. The receipt of Trustee, after payment to them of such purchase money, shall be full and sufficient discharge of any purchaser(s) of the Mortgaged Property, sold as aforesaid for the purchase money, and no such purchaser(s) or its representatives, grantees, or assigns, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money.

(b)       (i) Grantor, in accordance with applicable law and rules of court, does hereby assent to the passing and entry of a decree for the sale of the Mortgaged Property or enforcing or otherwise relating to any of the remedies set forth in this Deed of Trust or the other Loan Documents by any court of competent jurisdiction, and (ii) Trustee shall have the power, and is hereby authorized, to sell the Mortgaged Property and, in the event of a default by any purchaser at any such sale, to resell the Mortgaged Property, all at the cost and expense of Grantor.

(c)       Any sale of the Mortgaged Property, whether by way of the asset to decree or power of sale, shall be made in accordance with (i) the provisions of Section 7-105, Real Property Article, Annotated Code of Maryland, as amended, (ii) Rule 14-201 et seq. of the Maryland Rules of Procedure, as amended, (iii) and other applicable general or local laws of the State of Maryland or judicial rules of procedure relating to the foreclosure of deeds of trust.

(d)       Grantor warrants and represents that each loan evidenced by the Notes is a “commercial loan” as defined in Section 12-103(e) of the Commercial Loan Articles of the Annotated Code of Maryland.

(e)       In the event that any provision in this Deed of Trust shall be inconsistent with any applicable provision of the law of the state in which the Land is located governing foreclosure, (herein collectively called the “Foreclosure Laws”), the provisions of the Foreclosure Laws shall take precedence over the provisions of this Deed of Trust, but shall not invalidate or render unenforceable any other provision of this Deed of Trust that can be construed in a manner consistent with the Foreclosure Laws.  If any provision of this Deed of Trust shall grant to Trustee and/or Beneficiary any rights or remedies upon default of Grantor which are more limited than the rights that would otherwise be vested in Trustee and/or Beneficiary under the Foreclosure Laws in the absence of said provision, Trustee and/or Beneficiary shall be vested with the rights granted in the Foreclosure Laws to the full extent permitted by law.  Without limiting the generality of the foregoing, all expenses incurred by Beneficiary to the extent reimbursable under the Foreclosure Laws, whether incurred before or after any decree or judgment of foreclosure, and whether or not provided for elsewhere in this Deed of Trust, shall be added to the indebtedness secured by this Deed of Trust or by the judgment of foreclosure.

[SIGNATURE PAGE FOLLOWS]

EXECUTED as of the date first above written.

Grantor:	FLEISCHMANN’S VINEGAR COMPANY,
INC., a Delaware corporation

	By:	/s/ Jerry Peters
		Name:	Jerry Peters
		Title:	Executive Vice President &
Assistant Secretary

ACKNOWLEDGEMENT

STATE OF	Nebraska	)
)
COUNTY OF	Douglas	)

I,     Sara Beller    , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Jerry Peters personally known to me to be the Executive Vice President & Assistant Secretary of Fleischmann’s Vinegar Company, Inc., a Delaware corporation, and the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as Executive Vice President & Assistant Secretary of said corporation, pursuant to authority given by the Board of Directors of said corporation, as his own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal this   19th   day of December, 2016.

/s/ Sara Beller
Notary Public

My Commission Expires:

    May 20, 2019

EXHIBIT A

Legal Description of the Land

All that lot of ground situate, lying and being in City of Baltimore, State of Maryland, and described as follows, that is to say:

PARCEL 1

BEGINNING for the same in the center of Cold Spring Lane where it is intersected by the center line of the right of way of the Northern Central Railway, and running thence with and binding on the center of Cold Spring Lane, the three following courses and distances, viz: North 83 degrees 53 minutes West 36.64 feet, North 69 degrees 17 minutes West 115.64 feet, North 60 degrees 38 minutes West 95 feet to the waters of Jones Falls; thence binding on the waters of Jones Falls, and following the various meanders thereof, North 21 degrees 46 minutes East 275.7 feet, North 36 degrees 41 minutes East 187.7 feet, North 54 degrees 55 minutes East 53.10 feet, North 45 degrees 24 minutes East 42.11 feet, North 73 degrees 19 minutes East 40 feet to the center line of the aforesaid right of way of the Northern Central Railway, thence southwesterly binding thereon 581 feet to the place of beginning. Containing exclusive of the land, in the bed of the right of way, 1.47 acres of land, more or less.

PARCEL 2:

BEGINNING at a point in the middle line of the old location of Cold Spring Lane at the distance of 120 feet measured North 68 degrees 2 minutes West, along said middle line of old location of Cold Spring Lane, from a point in the line established as the center line of the railroad of The Northern Central Railway Company, said point in center line of railroad being at the distance of 569 feet measured Southwardly along said center line of railroad, from the backwall of said Railway Company’s Bridge Number 4.43, which carries said railroad over a stream known as Jones Falls; extending from said beginning point the following two courses at distances by other land of said Railway Company: (1) South 6 degrees 20 minutes 10 seconds East, crossing Cold Spring Lane Viaduct, 340 feet to a point, and (2) South 7 degrees 31 minutes 29 seconds West 257 feet and 21 one-hundredths of a foot to the said stream known as Jones Falls; thence the following five courses and distances along said stream, (1) North 34 degrees 8 minutes West 75 feet to a point, (2) North 17 degrees 32 minutes West 219.58 feet to a point, (3) North 31 degrees 49 minutes West, recrossing said Cold Spring Lane Viaduct 154 feet to a point, (4) North 4 degrees 29 minutes West 115 feet to a point, and (5) North 29 degrees 18 minutes East 171.66 feet to the said middle line of old location of Cold Spring Lane; and thence South 56 degrees 24 minutes East, along said middle line of old location of Cold Spring Lane, 135.83 feet to the place of beginning. Containing 87,369.748 square feet, more or less, or 2.05 acres, more or less.

PARCEL 3

BEGINNING at a point in the northerly line of Cold Spring Lane Viaduct, distant 33 feet westwardly radially from the line established as the center line of railroad of The Northern Central

Railway Company; extending from said beginning point the following four courses and distances: (1) South 89 degrees 33 minutes 20 seconds West along said northerly line of Viaduct, 48.78 feet, more or less, to the easterly line of land of William A. Boykin, Jr. and others, the following two courses and distances being along lines of said last mentioned land, (2) North 6 degrees 20 minutes 10 seconds West 199.44 feet, more or less, to a corner, (3) South 68 degrees 02 minutes East 85.88 feet, more or less, to a corner, and (4) southwardly by remaining land of said Railway Company, parallel with and 33 feet westwardly, radially from said center line of railroad on a curve to the left having a radius of 1,138.83 feet, the chord of which bears South 3 degrees 28 minutes 02 seconds West for a length of 160.12 feet, an arc length of 160.24 feet to the place of beginning. Containing 11,216 square feet, more or less.

PARCEL 4

BEGINNING for the same on the North side of Cold Spring Lane where it is intersected by the North 27 degrees West 4-1/2 perches line of the land described in a deed from Mount Vernon Woodberry Mills Incorporated to The Arundel Corporation, dated June __, 1941, and recorded among the Land Records of Baltimore City in Liber M.L.P. No. 6178, folio 188, said place of  beginning being at the end of the first line of the land described in a Deed from A.G. Dulkerian and wife to William A. Boykin, Jr. and wife, dated February 9, 1937, and recorded among the aforesaid Land Records in Liber S.C.L. No. 5688, folio 490, etc.; and running thence with and bounding on the outlines of the land described in the deed above referred to from Mount Vernon Woodberry Mills Incorporated to The Arundel Corporation, as stated in said deed, North 27 degrees West 3 perches to intersect the 8th line of “Come by Chance”; thence binding on said line and reversely along the 47th line of the parcel of land firstly described in a Deed from William J. Hooper, et al. to the Woodberry Manufacturing Company, dated August 23, 1886, and recorded among the Land Records of Baltimore County in Liber J.W.S. No. 153, folio 165, etc., as described in said deed, North 7 degrees West 1-1/4 perches to the West bank of Jones Falls and still binding reversely along the outlines of said parcel of land as described in said Deed, the five following courses and distances: North 44 degrees West 4 ½ perches, North 53 degrees West 6 perches, North 6-1/2 degrees East 4-3/10 perches, North 13 degrees East 5 perches, and North 18 degrees East 5 perches; thence binding on a line established in a Deed of February 7, 1806 from Isaac Green to Elisha Tyson, and still reversely on the 41st line of the hereinbefore mentioned parcel of land firstly described in said deed to the Woodberry Manufacturing Company, and described in said deed, and crossing Jones Falls, South 52 degrees East 3-9/10 perches to the East bank of said Falls and still reversely along the outlines of said parcel of land, as described in said Deed, the three following courses and distances, South 15-1/4 degrees West 8-1/4 perches, South 20-1/2 degrees East 2-3/10 perches, and South 54 degrees East 3 perches to the hereinbefore mentioned 8th line of “Come by Change”; thence binding thereon and still reversely on the 37th line of said parcel firstly described in said deed to the Woodberry Manufacturing Company as described in said deed, North 7 degrees West 1-1/4 perches; thence still binding reversely on the outlines of said parcel of land as described in said deed and parallel with and one perch from said Falls, the six following courses and distance: South 54 degrees East 5-1/2 perches, South 46 degrees East 3 perches, South 10 degrees East 6 perches, South 33 degrees East 8 perches, South 15 degrees East 9 perches, South 32 degrees East 1 perch, more or less, to intersect the South 7 degrees 31 minutes 29 seconds West 257.21 foot line of the parcel of land described in a deed from Northern Central Railway Company to William A. Boykin, Jr. and wife, dated February 6, 1932; thence binding on said line Southwesterly 4-1/2 perches, more or less, to the east side of Jones Falls; thence Northwesterly binding thereon, 18 perches to the South side of Cold Spring Lane; and thence Northwesterly 66 feet to the place of beginning.

EXCEPTING from the fourthly described lot all that portion thereof that lies West and North of the East bank of Jones Falls;

SAVING AND EXCEPTING so much of the above described parcels except for the easements described below which was granted and conveyed by Deed from Standard Brands Incorporated to the Mayor and City Council of Baltimore dated December 21, 1960 and recorded among the Land Records of Baltimore City in Liber J.F.C. No. 1001, folio 558.

FURTHER SAVING AND EXCEPTING the two (2) fee simple tracts of land with accompanying easements as described in a Deed from Fleischmann’s Yeast, Inc. to the Mayor and City Council of Baltimore dated May 16, 1991 and recorded among the Land Records of Baltimore City, Maryland in Liber SEB 2841, folio 284 and described as follows:

TRACT 1 AS SET FORTH IN DEED RECORDED AT LIBER SEB 2841 FOLIO 284:

BEGINNING for Parcel No. 2 at the point formed by the intersection of the south side of Cold Spring Lane, varying in width and the first line of the second parcel of land described in schedule “A” conveyed by Nabisco, Inc. to Fleischmann’s Yeast, Inc. by deed dated June 30, 1986 and recorded among the Land Records of Baltimore City in Liber SEB No. 925, folio 107 and running thence binding on a part of the first line of the second South 12 degrees 23 minutes 16 seconds East 25.2 feet to intersect the south side of Cold Spring Lane, as realigned and widened, varying in width thence binding on the south side of last said Cold Spring Lane by a line curving to the left with a radius of 292.00 feet the distance of 106.37 feet which arc is subtended by a chord bearing North 85 degrees 53 minutes 25.5 seconds West 105.78 feet to the south side of Cold Spring Lane, as realigned and widened from its former width of 85 feet to a width of 96 feet; thence binding on the south side of Cold Spring Lane, South 83 degrees 40 minutes 25 seconds West 144 feet, more or less to intersect the center line of Jones Falls; thence binding along the center line of said Jones Falls in a Northwesterly direction 8 feet, more or less to intersect the south side of Cold Spring Lane, 85 feet wide and thence binding in part on the south side of last said Cold Spring Lane in part on the south side of Cold Spring Lane mentioned firstly herein, and in all, North 83 degrees 39 minutes 50 seconds East 251 feet, more or less, to the place of beginning.

Together with a Temporary Construction Easement as shown on City of Baltimore Plat No. 117- D-60, Sheet No. 4 of 6.

TRACT 2 AS SET FORTH IN DEED RECORDED AT LIBER SEB 2841 FOLIO 284:

BEGINNING for Parcel No. 1 at the point formed by the intersection of the northwest side of Cold Spring Lane, varying in width, and the first line of the second parcel described in Schedule

“A” conveyed by Nabisco, Inc. to Fleischmann’s Yeast, Inc. by deed dated June 30, 1986 and recorded among the Land Records of Baltimore City in Liber SEB No. 925 folio 107 and running thence binding on the northwest side of last said Cold Spring Lane, South 70 degrees 25 minutes 49 seconds West 65.14 feet to the north side of Cold Spring Lane 85 feet wide; thence binding on the north side of last said Cold Spring Lane, South 83 degrees 39 minutes 50 seconds West 186.5 feet, more or less to intersect the center line of Jones Falls; thence binding along the center line of said Jones Falls, in a Northerly direction, 5 feet, more or less, to intersect the north side of Cold Spring Lane, as realigned and widened from its former width of 85 feet to a width of 96 feet; thence binding on the north side of last said Cold Spring Lane, North 83 degrees 40 minutes 25 seconds East 155 feet more or less, to the northwest side of Cold Spring Lane, as realigned and widened varying in width; thence binding on the northwest side of Cold Spring Lane the two following courses and distances; namely by a line curving to the left with a radius of 242.00 feet the distance of 108.62 feet which arc is subtended to a chord bearing North 70 degrees 48 minutes 53 seconds East, 107.72 feet and North 72 degrees 24 minutes 45 seconds East 8.56 feet to intersect the Northwest side of Cold Spring Lane mentioned firstly herein, South 44 degrees 30 minutes 11 seconds West 24.91 feet to the place of beginning.

Together with a temporary Construction Easement and a Temporary Access Easement as shown on City of Baltimore Plat No. 117-D-60, Sheet 3 of 6.Being a part of Block 4756, Lot 2 also known as 1915 W. Cold Spring Lane in fee simple as shown on IDBC Plat No. I-83-135.

The temporary easements for construction of approximately 6,840 +/- square feet is more fully described on IDBC Plat No. I-83-130.

The temporary easements for construction of approximately 5,230 +/- square feet is more fully described on IDBC Plat No. I-83-130.

Together with and easement for ingress and egress as set forth in Deed dated December 21, 1960 made by and between Standard Branch Incorporated and Mayor and City Council of Baltimore recorded among the Land Records of Baltimore City in Liber JFC No. 1001, folio 558.

Tax Parcel Numbers:

1. Ward 27 Section 69 Block 4756 Lot 005, being also known as 1916 West Old Cold Spring Lane

2. Ward 27 Section 69 Block 4756 Lot 002, being also known as 1915 West Old Cold Spring Lane.

3. Ward 27 Section 69 Block 4756 Lot 001

ATTORNEY CERTIFICATION

This is to certify that the within instrument was prepared by or under the supervision of the undersigned, an attorney duly admitted to practice before the Court of Appeals of Maryland.

/s/ PATRICK J. CLANCY
Printed Name:	PATRICK J. CLANCY